EXHIBIT 4.4







                                 TRUST AGREEMENT

                                    under the

                Andersen Group Individual Retirement Plan 401(k)



         This TRUST AGREEMENT is between Andersen Group Inc., a Connecticut corporation with its principal office at Ney Industrial Park, Bloomfield, CT 06002 (the "Company") and THE CHASE MANHATTAN BANK, N.A., a national banking association with its principal office at One Chase Square, Rochester, NY 14643, as Trustee, to establish or amend the Trust maintained under the Andersen Group Individual Retirement Plan 401(k) (the "Plan"), effective as of 12/1/93. This Trust is intended to be a qualified trust exempt from tax under Section 501(a) of the Internal Revenue Code.

         NOW, THEREFORE, the parties agree as follows:


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                                    ARTICLE I

                          GENERAL DUTIES OF THE PARTIES

         SECTION l.l. General Duties of Company. The Company shall provide the Trustee with a copy of the Plan and with copies of all amendments promptly upon their adoption and shall certify to the Trustee the names and specimen signatures of the members of the Administrative Committee (the "Committee") then acting who have authority to control and manage the operation and administration of the Plan. The Company shall make its contributions as the same may be appropriated by due corporate action. Contributions may be in cash or in other property acceptable to the Trustee. The Company shall keep accurate books and records with respect to its employees and their compensation.

         SECTION l.2. Funding Policy. From time to time the Committee shall communicate in writing to the Trustee, and to any Investment Manager who may have been appointed, the current funding policy and method that have been established to carry out the objectives of the Plan.

         SECTION l.3. General Duties of Trustee. The Trustee shall hold all property received by it under this Agreement, which, together with any income, gains and additions, shall constitute the Trust Fund. The Trustee shall manage, invest and reinvest the Trust Fund (except as otherwise provided in this Agreement), collect the income, and make payments as provided in this Agreement. The Trustee shall be responsible only for the property actually received by it under this Agreement. It shall have no duty or authority to compute any amount to be paid to it by the Company or to bring any action or proceeding to enforce the collection from the Company of any contribution to the Trust Fund.

                                   ARTICLE II

                   INVESTMENT, ADMINISTRATION AND DISBURSEMENT
                                OF THE TRUST FUND


         SECTION 2.l. Eligible Investments for the Trust Fund. The Trust Fund may be invested in any real, personal, or mixed property, regardless of where it is situated and whether or not it is productive of income or consists of wasting assets. Eligible investments include, without limitation, common and preferred stocks, bonds, notes, debentures, financial futures and options, convertible securities, mortgages (including, without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, demand or time deposits (including any deposit with the Trustee or an affiliate of the Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and contracts, and oil, mineral or gas properties, royalties, interests or rights (including related equipment). Investments shall not be limited to the classes of property in which trustees are authorized to invest trust funds by any law or rule of any court or state. Nevertheless, the Trust Fund shall not be invested in any stock or securities of the Trustee or, except as permitted by law, the Company. Investments may be made without regard to the proportion any property may bear to the entire amount of the Trust Fund, provided, however, that, except as otherwise provided in this Agreement, investments shall be so diversified as to minimize the risk of large losses unless it is clearly prudent not to do so under the circumstances in the sole judgment of the Trustee or Investment Manager, as the case may be. Any property received at any time by the Trustee may be retained in the Trust Fund.

     SECTION 2.2. Investment Management Responsibilities of the Trustee. (a) The Trustee shall manage, invest, and reinvest the Trust Fund in its discretion, except to the extent otherwise provided in Sections 2.3 or 2.4.

         (b) The Trustee may invest and reinvest any assets under its management collectively with funds of other pension and profit-sharing trusts exempt from tax under Section 501(a) of the Internal Revenue Code of 1986 (the "Code") by reason of qualifying under Section 401(a) of the Code either in short term obligations selected by the Trustee or by investment collectively with other funds through the medium of one or more, collective investment funds which have been or may be established and maintained by it or any bank affiliated with it. Any investment in a collective investment fund shall be subject to the terms of the instrument or instruments governing the fund.

         (c) Any Investment Manager appointed under Section 2.3 may delegate to the Trustee authority by written authorization to invest any specified portion of the assets managed by the Investment Manager, in the Trustee's sole discretion, in short term obligations or in one or more mutual funds which invests primarily in short-term obligations. The Trustee may make these investments collectively with other funds, including without limitation through the medium of one or more collective investment funds. Any such collective investment fund shall be managed by the Trustee or any bank affiliated with it in its sole discretion.

         (d) The Trustee shall have all the investment powers given to trustees by applicable law. Without limiting this grant of authority, the Trustee shall have the power:

                  (i) To sell or exchange any property at public or private sale for cash or on credit and to grant options for the purchase or exchange of that property;

                  (ii) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any property held in the Trust Fund, and to consent to or oppose such a plan or any action under such a plan, or any contract, lease, mortgage, purchase, sale or other action by any person or corporation;

                  (iii)  To  exercise   conversion   and   subscription   rights
pertaining to any property held in the Trust Fund;

                  (iv) To extend the time of payment of any obligation held in the Trust Fund;

                  (v) To enter into stand-by agreements for future investment, either with or without a stand-by fee; and

                  (vi) To hold uninvested, without liability for interest thereon, any moneys received by the Trustee until the same shall be reinvested or disbursed; and

                  (vii) For the purpose of the Trust, to borrow money from others, to issue its promissory note or notes, and to secure repayment by pledging any property in its possession. Nevertheless, no loan or advance shall be made by the Trustee other than temporary advances to the Trust Fund, on a cash or overdraft basis, on which no interest is payable.

         Nevertheless, the Trustee shall exercise these powers only with respect to assets of the Trust Fund which are under its management or, with respect to assets which are not under its management, in accordance with the direction of an Investment Manager, the Committee, or a Participant, as the case may be.

         (e) THE TRUSTEE IS AUTHORIZED TO INVEST ASSETS UNDER ITS MANAGEMENT FROM TIME TO TIME IN REGISTERED INVESTMENT COMPANIES TO WHICH IT OR AN AFFILIATE ACTS AS INVESTMENT ADVISER OR PROVIDES OTHER SERVICES. FROM TIME TO TIME THE TRUSTEE SHALL DETERMINE THE TRUST'S PRO RATA SHARE OF ANY FEES RECEIVED BY THE TRUSTEE OR ITS AFFILIATES FROM THE INVESTMENT COMPANY FOR SERVICES RENDERED (WHETHER OR NOT FOR INVESTMENT ADVISORY SERVICES). THE TRUSTEE THEN SHALL REDUCE THE NEXT COMPENSATION PAYMENT TO IT UNDER THIS AGREEMENT, MAKE A REIMBURSEMENT PAYMENT TO THE TRUST, OR BOTH (IN THE TRUSTEE'S SOLE DISCRETION) BY OR IN AN AGGREGATE AMOUNT EQUAL TO THE TRUST'S PRO RATA SHARE OF THESE FEES.
ALTERNATIVELY, IF THE TRUSTEE AND THE COMMITTEE SO AGREE, THE TRUSTEE SHALL WAIVE ITS COMPENSATION UNDER THIS AGREEMENT FOR THAT PORTION OF THE TRUST FUND WHICH IS INVESTED IN ANY SUCH INVESTMENT COMPANY FOR THE DURATION OF THE INVESTMENT. NEVERTHELESS, NOTHING IN THIS SUBSECTION SHALL REQUIRE ANY OFFSET OF THE TRUSTEE'S COMPENSATION OR REIMBURSEMENT FOR ANY FEE WHICH THE TRUSTEE RECEIVES FROM AN INVESTMENT COMPANY WITH RESPECT TO AN INVESTMENT MADE BY AN INVESTMENT MANAGER UNDER SECTION 2.3 OR AT THE DIRECTION OF A PARTICIPANT UNDER
SECTION 2.4.

         (f) Except as otherwise provided in the next sentence, the Trustee shall have power in its discretion to exercise all voting rights with respect to any investment held in the Trust Fund and to grant proxies, discretionary or otherwise. The Trustee shall not exercise its discretion, however, with respect to voting any securities which are under the management of an Investment Manager. In that case, the Trustee shall send the Investment Manager all proxies and proxy materials relating to the applicable securities, signed by the Trustee without indication of voting preference, and the Investment Manager shall exercise all voting rights with respect to them. Additionally, except as otherwise required by law, the Trustee shall not exercise its discretion with respect to the voting of securities issued by the Company or any of its affiliates which are held subject to the direction of Participants (the "Company Securities"). The Trustee shall send all proxies and proxy materials relating to the Company Securities to the appropriate Participants. Moreover, unless the Plan provides otherwise, the Trustee shall allocate the votes for any Company Securities for which a Participant fails to complete a proxy in proportion to the Participants' vote of the remaining Company Securities.

         SECTION 2.3. Management by Investment Managers or the Committee. (a) From time to time the Committee shall specify by written notice to the Trustee whether the investment of the Trust Fund shall be managed by the Trustee, or shall be directed by one or more investment managers ("Investment Managers") appointed by the Board of Directors, which may include the Committee, or whether both the Trustee and one or more Investment Managers are to participate in Investment Management. If the investment management of the Trust Fund is to be shared, the notice shall specify how the investment responsibility is to be divided with respect to assets, classes of assets or separate investment funds. Each Investment Manager (other than the Committee) shall either (i) be registered as an investment adviser under the Investment Advisers Act of 1940,
(ii) be a bank, as defined in that Act, or (iii) be an insurance company qualified to perform investment management services under the laws of more than one state.

         (b) If investment of the Trust Fund is to be managed in whole or in part by an Investment Manager, the Trustee shall be given copies of the instruments appointing the Investment Manager, evidencing his acceptance of the appointment and acknowledging that he is a fiduciary of the Plan, and a certificate evidencing the Investment Manager's registration under the Investment Advisers Act. The Trustee may continue to rely upon these instruments and that certificate until otherwise notified in writing by the Committee.

         (c) The Trustee shall follow the directions of the Investment Manager regarding the investment and reinvestment of the Trust Fund, or that portion of the Trust Fund as shall be under management by the Investment Manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of in accordance with those directions or to make any recommendations with respect to the disposition or continued retention of any investment under the Investment Manager's management. The Trustee shall have no liability or responsibility for acting without question on the direction of, or failing to act in the absence of any direction from, the Investment Manager, unless the Trustee knows that, as a result, it will be participating in a breach of fiduciary duty by the Investment Manager. In any event, the Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Investment Manager or failing to act in the absence of any direction.

         (d) The Investment Manager at any time and from time to time may issue orders directly to a broker for the purchase or sale of securities. In order to facilitate those transactions, the Trustee shall execute and deliver appropriate trading authorizations upon request. Written or electronic notification of the issuance of each order given directly to a broker shall be given promptly to the Trustee by the Investment Manager. The execution of each order shall be confirmed to the Trustee by the broker. The notification shall be authority for the Trustee to pay for securities purchased against receipt and to deliver securities sold against payment, as the case may be.

         (e) In the event that an Investment Manager should resign or be removed by the Company, the Company shall give the Trustee written notice of the resignation or removal. Upon receipt of the notice, the Trustee shall manage the investment of the Trust Fund unless and until it shall be notified of the appointment of another Investment Manager.

         (f) The Committee may direct the Trustee to apply and obtain from a specified insurance company a group annuity contract or other form of contract containing the terms and conditions which shall be included in the Committee's direction. The Trustee shall possess no discretion as to the selection or retention of such a contract but shall act in accordance with whatever duties as it may have under the contract. The Committee shall direct the Trustee as to the amounts, which are to be invested in the contract from time to time, and by letter agreement between the Committee and the Trustee, the Committee shall be able to transmit the necessary funds directly to the insurance company under the contract.

         (g) The Committee also may direct the Trustee to invest specified amounts in investment companies, collective pension and profit-sharing trusts sponsored by financial institutions not affiliated with the Trustee which hold assets of plans that are qualified under Section 401(a) of the Internal Revenue Code (the "Code"), real estate investment trusts and other similar investment vehicles selected by the Committee (subject to the investment being acceptable to the Trustee from an administration and operations standpoint). The Trustee shall have no discretion or responsibility as to the selection or retention of any such investment. By letter agreement between the Committee and the Trustee, the committee shall be able to transmit the necessary funds directly to the investment company or an appropriate distributor or dealer.

         (h) NOTWITHSTANDING SECTION 2.2(e), THE TRUSTEE MAY RETAIN, WITHOUT OFFSET AGAINST ANY FEE OWED TO IT UNDER THIS AGREEMENT, ANY REASONABLE FEES PAID TO IT, OR TO ANY OF ITS AFFILIATES, BY ANY PERSON FOR THE PROVISION OF INVESTMENT ADVISORY, SHAREHOLDER SERVICING, ADMINISTRATIVE, CUSTODIAL, SPONSORSHIP, DISTRIBUTION, OR SIMILAR SERVICES TO ANY REGISTERED INVESTMENT COMPANY, OR TO ANY COLLECTIVE PENSION AND PROFIT-SHARING TRUST WHICH IS EXEMPT FROM TAX BY REASON OF SECTION 501(a) OF THE CODE, IN WHICH ANY INVESTMENT MANAGER (INCLUDING THE COMMITTEE) MAY INVEST ASSETS OF THE TRUST FUND.

         SECTION 2.4. Direction of Investments by Participants. (a) If the Plan so provides, participants may direct the investment of assets held in their respective individual account or accounts in investment alternatives selected by the Committee or set forth in the Plan document or Plan adoption agreement, as the case may be (each an "Investment Alternative"). The Committee may select as Investment Alternatives collective investment funds managed by the Trustee, portfolios of assets managed by the Trustee or an Investment Manager, as the case may be, or other Investment Alternatives (including registered investment companies) acceptable to the Trustee from an administration and operations standpoint.


         (b) The Trustee may establish rules and procedures from time to time for the direction of investments by participants. Instructions provided to the Trustee in accordance with this subsection 2.4(b) for the direction of investments shall be deemed a certification by the Committee and the Company that the investment is (i) in accordance with the terms of the Plan, (ii) in accordance with the investment instructions of the participant if provided by the Committee or some other person designated by the Committee on the participant's behalf, and (iii) complies with applicable law and is otherwise proper. The Trustee shall be fully protected in relying on the truth of any instruction or representation which purports to be given in accordance with this subsection and shall have no duty to investigate the accuracy or authenticity of such an instruction or representation. The Company shall indemnify the Trustee and hold it harmless from any liability or expense (including reasonable attorneys fees) resulting from acts or omissions taken in reliance on such an instruction or representation.

         (c) Participants directing their investments shall be solely responsible for the designation of investments for their individual accounts, and neither the Trustee nor any Investment Manager shall be responsible or have any authority with respect to any such designation except for complying with ERISA and with investment directions provided by the participants in accordance with this Agreement and any procedures established by the Trustee. Further, as may be required by ERISA, neither the Trustee nor any Investment Manager shall be obligated to review investments held in any of these participants' accounts or be responsible for the failure of any of them to diversify investments. Nevertheless, the Trustee or an Investment Manager, as the case may be, shall remain responsible under this Agreement for the management of any collective investment fund or other portfolio of assets selected as an Investment Alternative (other than a registered investment company) which it manages.

         (d) NOTWITHSTANDING SECTION 2.2(e), THE TRUSTEE MAY RETAIN, WITHOUT OFFSET AGAINST ANY FEE OWED TO IT UNDER THIS AGREEMENT, ANY REASONABLE FEES PAID TO IT, OR TO ANY OF ITS AFFILIATES, BY ANY PERSON FOR THE PROVISION OF INVESTMENT ADVISORY, SHAREHOLDER SERVICING, ADMINISTRATIVE, CUSTODIAL, SPONSORSHIP, DISTRIBUTION, OR SIMILAR SERVICES TO ANY REGISTERED INVESTMENT COMPANY OR TO ANY COLLECTIVE PENSION AND PROFIT-SHARING TRUST WHICH IS EXEMPT FROM TAX BY REASON OF SECTION 501(a) OF THE CODE, WHICH THE COMMITTEE SELECTS AS AN INVESTMENT ALTERNATIVE.

         (e) If the Committee selects one or more investments managed by the Trustee as Investment Alternatives, the Trustee shall invest in its discretion in accordance with Section 2.2 of this Agreement, those Trust Fund assets which participants may direct from time to time to the alternatives managed by the Trustee. Nevertheless, the Trustee's investments shall be in accordance with investment objectives selected by the Committee and shall be made without regard to the Trust Fund's other investments on behalf of those participants. Further, the Trustee's investments may be made without regard to the proportion any property may bear to the entire amount of the Trust Fund, provided, however, that investments within an Investment Alternative managed by the Trustee shall be so diversified as to minimize the risk of large losses within that Investment Alternative unless it is clearly prudent not to do so under the circumstances in the sole judgment of the Trustee.

         (f) Investment Alternatives consisting of registered investment companies for which the Trustee or any of its affiliates acts as investment adviser shall not be considered to be Investment Alternatives managed by the Trustee for purposes of this Agreement. Neither the Trustee nor any of its affiliates assumes any fiduciary responsibility to the Trust or the participants with respect to the management of such a registered investment company except as may otherwise be provided in the investment advisory agreement with the investment company or the Investment Company Act of 1940.

     SECTION 2.5. Administrative Powers of Trustee. The Trustee shall have the power in its discretion --
                  (a) To cause any investment to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

                  (b) To collect and receive any and all money and other property due to the Trust Fund and to give full discharge for the money or property;

                  (c) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

                  (d) To organize under the laws of any state a corporation for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Agreement and to exercise with respect to that corporation any or all of the powers set forth in this Agreement;

                  (e) To manage, operate, repair, improve, develop, preserve, mortgage or lease for any period any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation, either alone or by joining with others, using other Trust assets for any of such purposes; to modify, extend, renew, waive or otherwise adjust any or all of the provisions of any such mortgage or lease; and to make provision for amortization of the investment in or depreciation of the value of such property; and

                  (f) Generally, to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

         SECTION 2.6. Trustee's Authority. Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

         SECTION 2.7. Payments and Distributions from Trust Fund. (a) The Trustee shall make payments, transfers, and distributions from the Trust Fund in accordance with any written directions of the Committee. The Trustee shall not be responsible for the application of any payment, transfer, or distribution made to a paying agent at such time or times and to such person or persons, including, for example, a paying agent or agents designated by the Committee or the Committee as paying agent. (Any cash or property so paid or delivered to any paying agent shall be held in trust by the payee until it is disbursed in accordance with the Plan.) The Trustee shall comply with directions to transfer and deliver any part of the Trust Fund to any other trust established for the purpose of funding benefits under the Plan or under any other plan qualifying under Section 401 of the Internal Revenue Code of 1986 established for the benefit of participants in the Plan or their beneficiaries by the Company or any successor or transferee of the Company, but only if the transfer conforms with the requirements of Federal law. Neither during the existence nor upon the discontinuance of the Plan shall any part of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of the employees of the Company or their beneficiaries, except as provided by law or in Section 7.2. Any written direction of the Committee shall constitute a certification that the distribution or payment so directed is one which the Committee is authorized to direct.

         (b) The Trustee may make any distribution or payment required to be made by it by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at the address which may have been last furnished to the Trustee. If no such address shall have been so furnished, the Trustee may make the distribution or payment to that person in care of the Company or the Committee, or (if so directed by the Committee) by crediting the account of that person or by transferring funds to such person's account by bank wire or transfer.


                                   ARTICLE III

                        FOR THE PROTECTION OF THE TRUSTEE

         SECTION 3.l. Composition of Committee. (a) The Trustee may continue to rely on the authority of any Committee member until notified in accordance with Section l.l hereof that the member has ceased to act. If at any time the full number of Committee members provided for in the Plan has not been designated by the Company, the member or members acting at such time shall be deemed to be the Committee, or if at any time there is no member of the Committee, the Board of Directors of the Company (or, if the Company is a partnership, its management committee) shall be deemed to be the Committee.

         SECTION 3.2. Evidence of Action by Company or Committee. (a) The Committee shall certify to the Trustee the name or names of any person or persons authorized to act for the Committee. The Trustee may continue to rely on the authority of a person to act for the Committee until the committee notifies the Trustee that that person is no longer authorized to act for the Committee. The Trustee may rely upon any certificate, notice or direction purporting to have been signed on behalf of the committee which the Trustee believes to have been signed by the Committee or the person or persons authorized to act for the Committee. The Trustee also may rely upon any certificate, notice, or direction of the Company which the Trustee believes to have been signed by a duly authorized officer or agent of the Company.

         (b) Communications to the Trustee shall be sent to the Trustee's office or to any such other address as the Trustee may specify. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee. Communications to the Committee or to the Company shall be sent to the Company's principal office or to any other address as the Company may specify.

         SECTION 3.3. Advice of Counsel or Committee. The Trustee may consult with any legal counsel, including counsel to the Company or the Committee, with respect to the construction of this Agreement, its duties, or any act which it proposes to take or omit.

         SECTION 3.4. Responsibility of the Trustee. (a) The Trustee shall discharge its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with similar matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Agreement and of any applicable Federal law.

         (b) The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Agreement, notwithstanding any reference to the Plan.

         SECTION 3.5. Retention of the Trustee as Agent. The Company, the Committee or both at any time may employ the Trustee as agent to perform any act, keep any records or accounts, or make any computations required of the Company or the Committee by this Agreement or the Plan. Nothing done by the Trustee as agent shall affect its responsibility or liability as Trustee.


                                   ARTICLE IV

                 TAXES, EXPENSES AND COMPENSATION OF THE TRUSTEE

         SECTION 4.1. Taxes. The Trustee shall deduct from and charge against the Trust Fund any taxes on the Trust Fund or its income and any taxes which the Trustee is required to pay with respect to the interest of any person in the Trust Fund.

         SECTION 4.2. Expenses and Compensation. The Trustee shall pay from the Trust Fund its reasonable expenses of management and administration of the Trust, including, for example, reasonable compensation of counsel and of any agents engaged by the Trustee to assist it in the management and administration of the Trust Fund, to the extent they are not paid by the Company. When directed by the Committee to do so, the Trustee shall also pay from the Trust Fund any specified expenses of administration of the Plan. The Trustee shall be entitled to reasonable compensation for its services as Trustee, to be paid from the Trust Fund from time to time unless first paid by the Company.

                                    ARTICLE V

               SETTLEMENT OF ACCOUNTS--ENFORCEMENT OF THE TRUST--

                                LEGAL PROCEEDINGS

         SECTION 5.1. Settlement of Accounts of Trustee and Committee. (a) The Trustee shall keep full accounts of all its receipts and disbursements. Financial statements, books and records with respect to the Trust Fund shall be open to inspection by the Company or the Committee or their representatives at all reasonable times during business hours of the Trustee and may be audited not more frequently than once in each fiscal year by an independent certified public accountant engaged by the Committee.

         (b) Within 90 days after the close of each year, or any termination of the duties of the Trustee, the Trustee shall prepare, sign and mail to the Company an account of its acts and transactions as Trustee. If the Company finds the account to be correct, the Company shall so inform the Trustee in writing, and the account shall then become an account stated as between the Trustee and the Company. If within 90 days after receipt of the account or any amended account the Company has neither indicated its acceptance in writing to the Trustee, nor given the Trustee written notice of any objection to any act or transaction of the Trustee, the account or amended account shall then become an account stated as between the Trustee and the Company. If any written notice of objection has been sent to the Trustee, and if the Company is satisfied that it should be withdrawn or if the account is adjusted to its satisfaction, the Company shall so inform the Trustee and it shall become an account stated as between the Trustee and the Company.

         (c) When an account becomes an account stated, it shall be considered to be finally settled, and the Trustee shall be completely discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee and the Company were parties.

         (d) The Trustee, the Committee or the Company shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee which has not become an account stated. It shall be necessary to join as parties only the Trustee, the Committee and the Company (although the Trustee may also join such other parties as it may deem appropriate). Any judgment or decree entered in such an action or proceeding shall be conclusive.

         (e) Insofar as any account reflects anything done or omitted by the Committee, that account may be adopted by the Committee by being signed by two of its members. The Committee may also render supplementary or separate accounts of its proceedings to the Company. All provisions of this Section respecting settlement of the accounts of the Trustee shall prevail with respect to accounts of the Committee with the same force and effect as if the Committee were named wherever the Trustee is named in this Section.

         SECTION 5.2. Determination of Interests under Plan or in Trust Fund - Enforcement of Trust - Legal Proceedings. The Committee shall have authority to determine the interests of all persons in the Trust Fund or under the Plan, and the Trustee shall have no duty to question any direction given by the Committee to the Trustee. The Company and the Committee shall have authority, either jointly or severally, to enforce this Agreement on behalf of all persons claiming any interest in the Trust Fund or under the Plan.

                                   ARTICLE VI

                       RESIGNATION AND REMOVAL OF TRUSTEE

         SECTION 6.l. Resignation of Trustee. The Trustee may resign at any time by notifying the Company in writing. The resignation shall take effect upon the earlier of the appointment of a successor under Section 6.3 or 60 days from the date the notice is given.

         SECTION 6.2. Removal of Trustee. The Board of Directors of the Company may remove the Trustee at any time by delivering to the Trustee a written notice of its removal and an appointment of a successor under Section 6.3. No removal shall take effect prior to 60 days after the delivery of the notice unless the Trustee agrees to an earlier effective date.

         SECTION 6.3. Appointment of Successor Trustee. The appointment of a successor to the Trustee shall take effect upon delivery to the Trustee of (a) an instrument in writing appointing the successor, executed by the Company, and
(b) an acceptance in writing, executed by such successor, both acknowledged in the same form as this Agreement. The Company shall send notice of such appointment to each member of the Committee.

         If a successor is not appointed within 60 days after the Trustee gives notice of its resignation pursuant to Section 6.l, the Trustee or the Committee may apply to any court of competent jurisdiction for appointment of a successor.

         All of the provisions set forth in this Agreement with respect to the Trustee shall relate to each successor with the same force and effect as if the successor had been originally named as Trustee.

         SECTION 6.4. Transfer of Fund to Successor. Upon the resignation or removal of the Trustee and appointment of a successor, and after the final account of the Trustee has been settled as provided in Article V, the Trustee shall transfer and deliver the Trust Fund to the successor.



                                   ARTICLE VII

                  DURATION AND TERMINATION OF TRUST--AMENDMENT

         SECTION 7.l. Duration and Termination. This Trust shall continue for as long as may be necessary to accomplish the purpose for which it was created, but it may be terminated at any time by the Company by action of its Board of Directors. Notice of the termination shall be given to the Trustee by an acknowledged instrument in writing executed by the Company, together with a certified copy of the resolution of the Board of Directors of the Company authorizing the termination.

         SECTION 7.2. Distribution upon Termination. If this Trust is terminated, the Trustee shall liquidate the Trust Fund to the extent required for distribution upon the written direction of the Committee. After the Trustee's final account has been settled as provided in Article V, the Trustee shall distribute the net balance of the Trust Fund in accordance with the directions of the Committee, or in the absence of the Committee direction, as may be directed by a judgment or decree of a court of competent jurisdiction. Upon making the distributions, the Trustee shall be relieved from all further liability. The powers of the Trustee under this Agreement shall continue so long as any assets of the Trust Fund remain in its hands.

         SECTION 7.3. Amendment. The Company shall have the right at any time and from time to time to amend this Agreement in whole or in part by an acknowledged written instrument delivered to the Trustee executed in accordance with the order of the Company's Board of Directors. No amendment shall affect the rights and responsibilities of the Trustee without its written consent. Further, no amendment to this Agreement shall divert any part of the Trust Fund to purposes other than the exclusive benefit of the employees of the Company or their beneficiaries. Any amendment shall become effective upon (i) delivery to the Trustee of the written instrument of amendment, together with a certified copy of the resolution of the Board of Directors authorizing the amendment, and
(ii) endorsement of receipt by the Trustee on the instrument, together with its consent, if that consent is required.



                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.l. Governing Law. This Agreement and the Trust hereby created shall be construed and regulated by the laws of the State of New York, except as those laws are superseded by the Employee Retirement Income Security Act of 1974 or some other Federal law.

         SECTION 8.2. Reorganization of Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the pension trust business of the Trustee's may be transferred, shall be the successor of the Trustee under this Agreement, without the execution of any instrument or the performance of any further act.

The Trustee                                            THE CHASE MANHATTAN BANK


                                                       By: /s/ David E. Swanson
                                                       Its: Vice President


The Company


                                                       By:  /s/ Elmer J. Dahl
                                                       Its: Secretary